Exhibit 99.3

SERVICER COMPLIANCE STATEMENT
CAPITAL ONE MASTER TRUST

Capital One Master Trust

Capital One Funding, LLC

c/o 140 East Shore Drive, Room 1071-B

Glen Allen, Virginia 23059

In connection with the Annual Report on Form 10-K of Capital One Master Trust for the fiscal year ending December 31, 2006 (the “Report”), the undersigned, a duly authorized officer of Capital One Bank (the “Servicer”), does hereby certify and represent that:

1.               A review of the activities and performance of the Servicer under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002 and January 13, 2006, as amended and supplemented from time to time, (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.             To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 28th day of March, 2007

CAPITAL ONE BANK

By:	/s/ Jory A. Berson
Name:	Jory A. Berson
Title:	President